Exhibit 23 (b)

[The following exhibit contains a copy of Arthur Andersen’s consent which was filed in connection with BB&T’s Form 10-K on March 15, 2002. This consent has not been reissued by Arthur Andersen. See Exhibit 99.1]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into BB&T Corporation’s previously filed Registration Statement File Nos. 33-52367, 33-57865, 33-57867, 33-57871, 333-03989, 333-50035, 333-69823, 333-81471, 333-36540, 333-36538 and 333-52278 filed on Form S-8 and Registration Statement File Nos. 33-57859, 33-57861, 333-02899, 333-27755, 333-35879 and 333-64074-01 filed on Form S-3.

ARTHUR ANDERSEN LLP

Charlotte, North Carolina

March 15, 2002.